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                                                                     EXHIBIT 4.1







                                     BYLAWS


                                       OF


                         ADVANCED CORNEAL SYSTEMS, INC.
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                               TABLE OF CONTENTS

ARTICLE   SECTION                                                 Page
I         OFFICES ...............................................   1
          1. Principal Executive Office .........................   1
          2. Principal Business Office ..........................   1

II        MEETINGS OF SHAREHOLDERS ..............................   1
          1. Place of Meetings ..................................   1
          2. Annual Meetings ....................................   1
          3. Notice of Annual Meetings ..........................   1
          4. Special Meetings ...................................   2
          5. Special Notice Required ............................   3
          6. Adjourned Meetings and Notice Thereof ..............   3
          7. Voting .............................................   3
          8. Quorum .............................................   4
          9. Waiver of Notice ...................................   4
          10. Shareholders' Written Consent to Action ...........   5
          11. Proxies ...........................................   5
          12. Inspectors of Election ............................   6

III       DIRECTORS .............................................   7
          1. Powers .............................................   7
          2. Number and Qualifications of Directors .............   9
          3. Election and Term of Office ........................   9
          4. Vacancies ..........................................   9
          5. Place of Meetings ..................................  10
          6. Telephonic Meetings ................................  10
          7. Organization Meeting ...............................  10
          8. Other Regular Meetings .............................  11
          9. Special Meetings ...................................  11
          10. Notice of Directors Meetings ......................  11
          11. Quorum ............................................  11
          12. Voting ............................................  12
          13. Validation of Meetings Held Without Proper
              Call or Notice ....................................  12
          14. Adjournment .......................................  12
          15. Unanimous Written Consent to Actions Taken ........  12
          16. Fees and Compensation .............................  12
          17. Executive Committee ...............................  13

IV        OFFICERS ..............................................  13
          1. Officers ...........................................  13
          2. Election ...........................................  13
          3. Subordinate Officers ...............................  14
          4. Removal and Resignation ............................  14


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          5.   Vacancies.................................................. 14
          6.   Chairman of the Board...................................... 14
          7.   President.................................................. 14
          8.   Vice-President............................................. 15
          9.   Secretary.................................................. 15
          10.  Chief Financial Officer.................................... 15

V         INDEMNIFICATION................................................. 16
          1.   Extent..................................................... 16
          2.   Insurance.................................................. 16
          3.   Fiduciaries of Employee Benefit Plans...................... 16
          4.   Construction of Bylaws..................................... 17

VI        MISCELLANEOUS................................................... 17
          1.   Record Date................................................ 17
          2.   Shareholder Inspection of Corporate Records................ 18
          3.   Director Inspection of Corporate Records................... 18
          4.   Inspection of Bylaws....................................... 18
          5.   Checks, Drafts............................................. 19
          6.   Annual Report.............................................. 19
          7.   Financial Statements....................................... 19
          8.   Fiscal Year................................................ 20
          9.   Contracts, How Executed.................................... 20
          10.  Share Certificates......................................... 20
          11.  Registrars and Transfer Agents............................. 21
          12.  Representation of Shares of Other Corporations............. 22
          13.  Amendments................................................. 22

          CERTIFICATE OF SECRETARY........................................ 23

                                       ii
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                                     BYLAWS

                                       OF

                         ADVANCED CORNEAL SYSTEMS, INC.


                                   ARTICLE I

                                    OFFICES

      1. Principal Executive Office. The Board of Directors by resolution shall designate a principal executive office for the corporation at any place where the corporation is qualified to do business.

      2. Principal Business Office. If the principal executive office is located outside California, and the corporation has one or more business offices in California, the Board of Directors shall designate a principal business office in the State of California.

                                   ARTICLE II

                           MEETINGS OF SHAREHOLDERS

      1. Place of Meetings. All meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California which may be designated by the Board of Directors or by the written consent of all shareholders entitled to vote at such meeting given either before or after the meeting and filed with the Secretary of the corporation.

      2. Annual Meetings. The annual meetings of shareholders shall be held on the second Tuesday of May at 10:00 A.M.; provided, however, that should such day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the first day thereafter which is not a legal holiday. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the powers of the shareholders.

      3. Notice of Annual Meetings. Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at


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the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address appears on the records of the corporation or is so given, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated or if published at least once in a newspaper of general circulation in the county in which such office is located. All such notices shall be sent to each shareholder entitled thereto not less than 10 nor more than 60 days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state those matters which the Board, at the time of mailing of the notice, intends to present for action by the shareholders. If any notice or report addressed to the shareholder at the shareholder's address appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that it is unable to deliver the notice or report to the shareholder, all future notices or reports shall be deemed to have been duly given if they are made available to the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

     An affidavit of the mailing or other means of giving notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation or with the corporate records.

     4. Special Meetings. Special meetings of the shareholders, for any proper purpose, may be called at any time by the President, or by the Board of Directors, or by the Chairman of the Board, if there is such an officer, or by one or more shareholders holding in the aggregate not less than one-tenth of the voting power of the corporation. Notice of such special meeting shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify the place, day and hour of such meeting and the nature of the business to be transacted, and no other business may be transacted.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by mail or by telegraphic or other facsimile transmission to the Chairman of the Board, if there is such an officer, the President, any Vice President or the

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Secretary of the corporation. The time specified for such meeting shall be not less than 35 nor more than 60 days after the date of receipt of such request by one of the officers specified in the preceding sentence. The officer receiving the request shall cause notice to be promptly given to all shareholders entitled to vote at such meeting that a meeting will be held at the time requested by the person or persons calling the meeting.

     5. Special Notice Required. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by management for election. If action is proposed to be taken at any meeting to obtain the approval of the shareholders pursuant to
Section 310 (transactions between the corporation and one or more of the directors), Section 902 (amendment of the Articles of Incorporation), Section 1201 (reorganization), Section 1900 (voluntary dissolution), or Section 2007 (plan of distribution upon dissolution) of the California General Corporation Law, the notice of meeting shall state the general nature of that proposal.

     6. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented thereat either in person or by proxy.

     It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. If any meeting is adjourned for more than 45 days from the date set for the original meeting, a new record date shall be fixed or established in accordance with Section 1 of Article VI of these Bylaws.

     7. Voting. Subject to the provisions of Sections 702 through 704 of the California General Corporation Law, the only persons entitled to vote at any meeting of the shareholders are those persons in whose names shares entitled to vote stand on the share records of the corporation at the close of business on the record date for voting purposes as fixed or established in accordance with
Section 1 of Article VI of these Bylaws. Such vote may be by voice or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Subject to the following two sentences, every shareholder entitled to vote at any election for directors shall have the

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right to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares held by such shareholder are normally entitled, or to distribute votes on the same principle among as many candidates as the shareholder shall think fit. No shareholders shall be entitled to cumulate votes unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     8. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.

     9. Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. The Secretary shall cause all such waivers, consents or approvals to be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special

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meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof; provided, however, that any shareholder approval at a meeting, other than by unanimous approval of those entitled to vote, pursuant to those sections of the California General Corporation Law specified in Section 5 of Article II of the Bylaws shall be valid only if the general nature of the proposal so approved is stated in any written waiver of notice.

      10. Shareholders' Written Consent to Action. Any action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that a director may be elected to fill a vacancy on the Board of Directors, other than a vacancy created by the removal of a director, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. The Secretary shall cause all such consents to be filed with the corporate records. Any shareholder giving a written consent, a transferee of such shareholder, a personal representative of such shareholder or their respective proxyholders may revoke the written consent of such shareholder by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

      If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of shareholder approval pursuant to Section 310 (transactions between the corporation and one or more of the directors), Section 317 (indemnification of an officer, director or employee), Section 1201 (reorganization), or Section 2007 (plan of distribution upon dissolution) of the California General Corporation Law, the notice shall be given at least 10 days before the consummation of any action authorized by that approval.

      11. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect


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to such shares. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

     12. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If the Board of Directors does so appoint inspectors of election, it shall determine whether the number of such inspectors shall be one or three. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any person entitled to vote at the meeting shall, appoint inspectors of election at the meeting. If inspectors are appointed by the chairman of the meeting without a request from a person entitled to vote at the meeting, the chairman shall determine if the number of inspectors shall be one or three. If inspectors are appointed at a meeting at the request of one or more persons entitled to vote thereat, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear of fails or refuses to act, the chairman of the meeting may, and upon the request of any person entitled to vote at the meeting shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies.

          (b)  Receive votes, ballots or consents.

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote.

          (d)  Count and tabulate all votes or consents.

          (e)  Determine when the polls shall close.

          (f)  Determine the result.

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


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                                  ARTICLE III

                                   DIRECTORS

     1. Powers. Subject to the limitations of the Articles of Incorporation and of the California General Corporations law as to action to be authorized or approved by the shareholders, the business and affairs of the Corporation shall be managed and all the corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person or persons provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, the Directors shall have the following powers:

          First: To select and remove all the officers, agents and employees of the Corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws;
fix their compensation; and require from them security for faithful service.

          Second: To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or the Articles of Incorporation or these Bylaws, as they may deem best.

          Third: To change the principal executive office and the principal office for the transaction of business of the Corporation from one location to another as provided in Article I, Section 1 hereof; to fix and locate from time to time one (1) or more subsidiary offices of the Corporation within or without the State of California; to designate any place within or without the state for the holding of any meeting or meetings of shareholders; to adopt, make and use the corporate seal and to prescribe the forms of certificates of shares; and to alter the form of such seal and certificates from time to time as in their judgment they deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          Fourth: To authorize issuance of shares of the Corporation from time to time upon such terms as may be lawful in consideration of money paid, labor done, services actually rendered to the Corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, and

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tangible or intangible property actually received either by the Corporation or any one of its wholly owned subsidiaries, if any, or as a share dividend or upon a stock split, reverse stock split, reclassification, conversion or exchange of shares for shares of another class or series of shares, but not in consideration of promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or pursuant to a stock purchase plan or agreement or stock option plan or agreement authorized by section 408 of the California General Corporations Law) or future services.

          Fifth: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Sixth: By resolution adopted by a majority of the authorized number of Directors, to designate an executive committee and other committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee (other than the executive committee whose proceedings shall be governed by Section 17 of this
Article III of these Bylaws) may be regularly scheduled in advance and may be called at any time by any two (2) members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of the meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all the authority of the Board, except with respect to:

               i. The approval of any action for which the California General Corporations Law or the Articles of Incorporation also require shareholder approval;

              ii. The filling of vacancies on the Board of Directors or on any committee;

             iii. The fixing of compensation of the Directors serving on the Board or on any committee;

              iv.   The adoption, amendment or repeal of Bylaws;

               v. The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

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               vi. The declaration of a dividend, or the authorization or ratification of the repurchase or redemption of shares, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and

              vii. The appointment of other committees of the Board or the members thereof.

      2.  Number and Qualifications of Directors.

          a. The number of Directors of the Corporation shall not be less than seven (7) nor more than eleven (11) until changed by amendment of the Articles of Incorporation or by a Bylaw amending this section, duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized minimum number of Directors below seven (7) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. The exact number of Directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation or in this section, by a Bylaw or amendment thereof, duly adopted by shareholders or by the Board of Directors; and

          b. Subject to the foregoing provisions for changing the number of Directors, the exact number of Directors of this Corporation shall be nine (9).

      3. Election and Term of Office. The Directors shall be elected at each annual meeting, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. All Directors shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified, subject to the California General corporations Law and the Provisions of these Bylaws with respect to vacancies on the Board of Directors.

      4. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, an increase of the authorized number of Directors, or the failure of the shareholders at any annual or special meeting of shareholders at which any Director or Directors are to be elected to elect the full authorized number of Directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony.


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          A vacancy or vacancies in the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected in an annual or special meeting of shareholders called for that purpose. A vacancy in the Board of Directors created by the removal of a Director may be filled only by the vote of the majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of the majority of the outstanding shares. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

          Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

     5. Place of Meetings. All meetings of the Board of Directors shall be held at any place within or without California which has been designated in the notice of the meeting, or if not stated in the notice or if there is no notice, at any place designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the Principal executive office of the Corporation.

     6. Telephonic Meetings. The members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

     7. Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of the annual meeting of shareholders or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business.



                                       10
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     8.   Other Regular Meetings. The other regular meeting of the Board of
Directors shall be held without call at 10:30 a.m. on the second Tuesday in February, August and November. Provided however, should said day fall on a legal holiday, then the meeting shall be held at the same time on the next day thereafter ensuing which is a full business day.

     9. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any vice-president, the Secretary or any two (2) Directors.

     10. Notice of Directors Meetings. Call and notice of the annual organization meeting and other regular meetings of the Board of Directors are hereby dispensed with. Notice of the time and place of special meetings shall be personally delivered to each Director or communicated to each Director by telephone, telegraph or mail, charges prepaid, addressed to him at his address as is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of Directors are regularly held. In the case notice is mailed, it shall be deposited in the United States mail at least ninety-six (96) hours prior to the time of the holding of the meeting. In the event notice is communicated by telegraph, it shall be delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In the event notice is delivered personally or communicated by telephone, it shall be so delivered or communicated at least forty-eight (48) hours prior to the time of the holding of a meeting.

          A notice need not specify the purpose of any regular or special meeting of the Board of Directors. Whenever any Director has been absent from any meeting of the Board of Directors for which notice has not been dispensed with, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such Director.

     11. Quorum. The presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business; provided that such quorum shall at no time be less than one-third (1/3) of the authorized number of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of enough Directors to leave less than a quorum, provided that any action taken is approved by at least a majority of the required quorum for such meeting.


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
      12. Voting. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one (1) or more Directors from voting, is required by law, by the Articles of Incorporation or by these Bylaws.

      13. Validation of Meetings Held Without Proper Call or Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is initially present, and if, either before or after the meeting, each of the Directors not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him signs a written waiver of notice, a consent to holding of such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      14. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to meet again at another time or place. In the event a meeting of the Board of Directors is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed and announced at the meeting so adjourned.

      15. Unanimous Written Consent to Actions Taken. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the members of the Board of Directors shall individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the proceedings of the Board of Directors and shall have the same force and effect as a unanimous vote of the Directors.

      16. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board of Directors. Nothing herein shall be considered to preclude any Director from serving the Corporation in any other capacity, including as an officer, agent, employee or otherwise, and receiving compensation therefor.


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
          17. Executive Committee. In the event the Board of Directors shall appoint an executive committee and shall not provide otherwise, regular meetings of the executive committee shall be held at such times as are determined by the Board or by such committee as appointed, and notice of such regular meetings is hereby dispensed with. Meetings of the executive committee shall be held at the place designated in the notice of the meeting, or if not stated in the notice or if there is no notice, at any place which has been designated from time to time by resolution of the executive committee or by written consent of all the members thereof, or in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the executive committee may be called by the Chairman of the Board, the President, any vice-president who is a member of the executive committee, or any two (2) members thereof, upon written notice to the members of the executive committee of the time and place of such special meeting given in the manner and within the time provided for giving of notice to members of the Board of Directors of the time and place of special meetings thereof. Minutes shall be recorded of each meeting of the executive committee and kept in the book of minutes of the Corporation. Vacancies in the membership of the executive committee may be filled only by the Board of Directors. Only members of the Board of Directors shall serve as members of the executive committee. A majority of the authorized number of members of the executive committee shall constitute a quorum for the transaction of business. The provisions of this Article III of these Bylaws also apply to the executive committee and action by the executive committee, mutatis mutandis. The Board of Directors may designate one (1) or more Directors as alternate members of the executive committee, who may replace and act in the stead of any absent members at any meeting of such committee.


                                   ARTICLE IV

                                    OFFICERS


          1. Officers. The officers of the corporation shall be a President, a Secretary and Chief Financial Officer (who may also be called the "Treasurer"). The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected in accordance with the provisions of Section 3 of this Article IV. One person may hold any two or more offices.

          2. Election. The officers of the corporation, except such officers as may be elected in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be elected annually by the Board, and each shall hold office at the pleasure of the Board until resignation, removal, disqualification or until a successor is elected and qualified.

          3. Subordinate Officers. The Board of Directors may elect such other officers as the business of the corporation may require, each of whom shall hold office at the pleasure of the Board for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

          4. Removal and Resignation. Any officer may be removed, with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board of Directors, or, except in case of an officer elected by the Board, by any officer upon whom such power of removal may be conferred by the Board.

          Any officer may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular election to such office.

          6. Chairman of the Board. The Chairman of the Board, if there is such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned by the Board or prescribed by the Bylaws.

          7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is not such an officer, at all meetings of the Board. The President shall be an ex officio member of all of the standing committees of the Board, including the executive committee, if any. The President shall also have the general powers and duties of management usually vested in the office of the president of a corporation and shall have such other powers and duties as from time to time may be prescribed by the Board or the Bylaws.

     8. Vice-President. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws.

     9. Secretary. The Secretary shall keep or cause to be kept a book of minutes at the principal executive office or such other place as the Board may order of all meetings of the Board, committees of the Board and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof. Such minutes shall be kept in written form.

     The Secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation's transfer agent, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. Such record shall be kept either in written form or in any other form capable of being converted into written form.

     The Secretary shall give or cause to be given notice of all of the meetings of the shareholders and of the Board required by the Bylaws or by law to be given, shall keep the seal of the corporation, if there is one, in safe custody and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board or the Bylaws.

     The Secretary shall keep at the Corporation's principal executive office the original or a copy of these Bylaws as amended to date.

     10. Chief Financial Officer. The Chief Financial Officer (who may also be called the "Treasurer") shall keep and maintain or cause to be kept and maintained adequate and correct books and records of account of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open to inspection by any director at all reasonable times.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of the transactions of the Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board or the Bylaws.

                                   ARTICLE V

                                INDEMNIFICATION

     1. Extent. The corporation shall, to the fullest extent permitted by the California General Corporation Law, indemnify each director, officer, employee and agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     2. Insurance. The corporation shall have the power to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     3. Fiduciaries of Employee Benefit Plans. The corporation shall have the power to indemnify any trustee, investment manager or other fiduciary of any employee benefit plan established by the corporation to the fullest extent permitted by law.

     4. Construction of Bylaws. No provision of these Bylaws shall be construed as prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the California General Corporation Law upon the corporation or any court to furnish or award indemnification as otherwise authorized by the California General Corporation Law or any other law now or hereafter in effect.

                                   ARTICLE VI

                                 MISCELLANEOUS

     1. Record Date. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise any rights in respect to any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

     If no record date is fixed by the Board, the record date shall be determined as provided in this paragraph. The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day immediately preceding the day on which notice os given or, if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     Except as otherwise provided in the California General Corporation Law, only shareholders of record as of the record date are entitled to notice of and to vote at the meeting or to receive the divided, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

     2. Shareholder Inspection of Corporate Records. A shareholder or shareholders of the corporation holding at least five percent in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five days' prior written demand on the corporation and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and the shareholdings of such shareholders, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

     The share register or duplicate share register, the books of account and minutes of proceedings of the shareholders and the Board of Directors and of committees of directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, if for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection may be made in person or by agent or attorney, and shall include the right to make copies or extracts.

     3. Director Inspection of Corporate Records. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     4. Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by any shareholder at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in the State of California, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

     5. Checks, Drafts. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

     6.   Annual Report. The annual report to shareholders referred to in
Section 1501 of the California General Corporation Law is hereby dispensed with, but the Board of Directors may cause to be sent to the shareholders annual or other periodic reports in such form as they may deem appropriate.

     7. Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     A shareholder or shareholders holding at least five percent in the aggregate of the outstanding shares of any class of the corporation may make a written request for an income statement of the corporation for the three-month, six-month or nine-month period (of the then current fiscal year) ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, an annual report for the last fiscal year containing the statements required by Section 1501(a) of the California General Corporation Law. If such a request is made, the Chief Financial Officer shall cause the requested statement or statements to be prepared, if not already prepared, and shall deliver personally or mail the statement or statements to the person making the request within 30 days after the receipt of the request.

     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

     8. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors, and having been so determined, is subject to change from time to time as the Board of Directors shall determine.

     9. Contracts, How Executed. The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer, officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount. If any person, acting without such authority, causes the corporation to be liable to any third person by virtue of California General Corporation Law Section 313, the corporation may seek to hold such person liable to the corporation.

     10. Share Certificates. A share certificate or certificates of the corporation shall be issued to each shareholder when any such shares are fully paid. All such certificates shall be signed by the Chairman of the Board, if there is such an officer, or the President or any Vice-President and by the Chief Financial Officer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be facsimile.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the total amount of consideration to be paid therefor and the amount paid thereon.

     There shall appear on certificates for shares of the Corporation the following facts if, and to the extent, applicable:

          a. The shares are subject to restrictions upon transfer, including those imposed by the California Corporate Securities Law of 1968, the federal securities laws, any agreement between the Corporation and the issuee thereof, the Articles of Incorporation, these Bylaws or otherwise;

          b.   The shares are assessable;

          c. The shares are not fully paid and the total amount of the consideration to be paid therefor and the amount theretofore paid thereon;

          d. The shares are subject to restrictions upon voting rights contractually imposed by the Corporation;

          e.   The shares are redeemable;

          f.   The shares are convertible and the period for conversion; and

          g. The shares are classified or a class of the shares has two (2) or more series, and a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof.

               No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that the Board of Directors may authorize the issuance of a new share certificate in the place of any certificate theretofore issued by the Corporation and alleged to be lost, stolen or destroyed in the event that: (i) the request for the issuance of the new certificate is made within a reasonable time after the holder of the old certificate has notice of its loss, destruction or theft and prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser or holder in due course; and (ii) the holder of the old certificate files a sufficient indemnity bond with or provides other adequate security to the Corporation and satisfies any other reasonable requirements imposed by the Board. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation and the holders of the old and new certificates shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

     11.  Registrars and Transfer Agents. The Board of Directors may appoint one
(1) or more registrars of transfer, which shall be incorporated banks or trust companies, either domestic or foreign, and one (1) or more transfer agents or transfer clerks, who shall be appointed at such times and places as the Board of Directors shall determine.

     12. Representation of Shares of Other Corporations. The Chairman of the Board, if there is such an officer, the President, any Vice-President or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to such officers to vote or represent on behalf of the corporation any and all shares held by the corporation of any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

     13. Amendments. These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board of Directors; provided, however, that a bylaw specifying or changing a fixed number or the maximum or minimum number of directors or changing from a fixed to a variable number of directors or vice versa may be adopted only by approval of the outstanding shares complying, if applicable, with Section 212 of the California General Corporation Law.

                            CERTIFICATE OF SECRETARY


     The undersigned, Donald H. Harris hereby certifies that:

     (1) The undersigned is the duly elected and acting Secretary of Advanced Corneal Systems, Inc., a California corporation.

     (2) Attached hereto is a complete and correct copy of the Bylaws of such corporation as adopted February 13, 1992, and which have not been amended or modified since such date.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary on March 1, 1992.



                                        /s/ DONALD H. HARRIS
                                        ----------------------------------------
                                        Donald H. Harris, Secretary